SUB-ITEM 77Q3

GOVERNMENT TAXADVANTAGE PORTFOLIO

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 8/31/2008
FILE NUMBER: 811-2729
SERIES NO.: 7


72DD  1 Total income dividends for which record date passed during the period
        Institutional                                 $  15,069
      2 Dividends for a second class of open end company shares
        Private                                       $   1,337
        Personal                                      $     321
        Cash Management                               $   1,954
        Reserve                                       $     319
        Resource                                      $   1,927
        Corporate                                     $     183

73A.  1 Dividends from net invesment income
        Institutional                                    0.0323
      2 Dividends for a second class of open end company shares
        Private                                          0.0297
        Personal                                         0.0268
        Cash Management                                  0.0315
        Reserve                                          0.0236
        Resource                                         0.0306
        Corporate                                        0.0320

74U.  1 Number of shares outstanding (000's omitted)
        Institutional                                   226,929
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Private                                          40,562
        Personal                                         11,246
        Cash Management                                  29,096
        Reserve                                          12,520
        Resource                                         34,120
        Corporate                                            14

74V.  1  Net asset value per share (to nearest cent)
        Institutional                                     $1.00
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Private                                           $1.00
        Personal                                          $1.00
        Cash Management                                   $1.00
        Reserve                                           $1.00
        Resource                                          $1.00
        Corporate                                         $1.00